[LOGO] Republic National Bank
         Republic National Bank of New York

                      HYPOTHECATION AND SECURITY AGREEMENT

                                                                   Dated: 5/9/00


As used in this Agreement:

"Collateral" means all right, title and interest of the Owner in and to any and all of the following property, whether now or hereafter existing or acquired and wherever located, all products and Proceeds (including but not limited to insurance proceeds) of such property, wherever located and in whatever form, and all books and records pertaining to such property and all other property of the Owner in which Bank now or hereafter is granted a security interest pursuant to this Agreement or otherwise:

[mark or initial the applicable boxes]

Accounts,                     [ ]    All Accounts (including, without
General                              limitation, all accounts receivable),
Intangibles,                         General Intangibles (including, without
Chattel Paper,                       limitation, contract rights and tax
Instruments,                         refunds) and all returned or repossessed
Deposit Accounts                     Goods, all Chattel Paper (including,
and Investment                       without limitation, leases), Instruments,
Property                             Deposit Accounts, and Investment Property,
                                     and all interests of the Owner in all
                                     guarantees, security agreements and other property securing the payment or performance of obligations under any of the foregoing.

Imported                      [ ]    All Imported Inventory, and all Documents
Inventory and                        (including, without limitation, all
Documents                            documents of title, transport or
                                     otherwise) relating to such Inventory.

Inventory                     [ ]    All Inventory of every description
and                                  (including, without limitation, Imported
Documents                            Inventory, raw materials, work in process
                                     and finished Goods), and all Documents
                                     (including, without limitation, all
                                     documents of title, transport or
                                     otherwise) relating to such Inventory.

Equipment                     [ ]    All Equipment of every description and all
                                     Accessions thereto.

Fixtures                      [ ]    All Fixtures of every  description and all
                                     Accessions  thereto located at the
                                     Collateral Location or at _________________
                                     __________________________________________.

Securities                    |X|    Securities Account No. 8554 at Republic
Account at                           Financial Services Corp. held in the name
Republic                             of Bank and any and all successor,
Financial Services                   substitute and replacement accounts
Corp. held in name                   (collectively, the "Republic Account") and
of Bank and                          all Investment Property, including without
all Investment                       limitation, Securities (whether
Property                             certificated or uncertificated), Financial
contained therein                    Assets, Security Entitlements, Commodity
                                     Contracts and Commodity Accounts held in the Republic Account.

Specific                     [ ] *   All of the following property:
Property                             ___________________________________________
                                     ___________________________________________
                                     ___________________________________________

All                           [ ]    All property of every description
Property                             (including, without limitation, all
                                     Accounts, General Intangibles, Chattel
                                     Paper, Instruments, Investment Property,
                                     Deposit Accounts, Inventory, Documents,
                                     Equipment, Fixtures, Goods and all
                                     Accessions to any of the foregoing).


*If no box is marked, Collateral shall mean All Property.

"Collateral Location" means the following address(es) where all Collateral consisting of Inventory, Equipment, Fixtures or other tangible property is located: _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

"Customer" means Equistar Consolidated Holdings, LLC and its successors and assigns, and if more than one Person is named as Customer, "Customer" shall mean each, any or all of them. Customer is/are:

         [ ]  individual(s).
         [ ] a corporation organized under the laws of _______________________. |X| a limited liability company or partnership organized under the laws of Nevada.
         [ ]  a partnership organized under the laws of _______________________.
         [ ]  a limited partnership organized under the laws of _______________.
         [ ]  other (specify) _________________________________________________.


"Owner" means Dorothy D. Eweson and its successors and assigns, and if more than one Person is named as Owner, "Owner" shall mean each, any or all of them, and their liabilities and obligations hereunder shall be joint and several. Owner is/are:

         |X|  individual(s).
         [ ]  a corporation organized under the laws of _______________________.
         [ ] a limited liability company or partnership organized under the laws of _____________________________________________________.
         [ ]  a partnership organized under the laws of _______________________.
         [ ]  a limited partnership organized under the laws of _______________.
         [ ]  other (specify) _________________________________________________.

         In consideration of any extension of credit or other financial accommodation heretofore, now or hereafter made by bank to or for the account of the Customer, or to or for the account of Owner, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Owner, the Owner agrees as follows:

         1. Security Interest; Right of Set-Off. As security for the prompt and unconditional payment of any and all Obligations, the Owner does hereby grant to Bank a continuing lien upon and security interest in, and does hereby pledge, assign and transfer to Bank, all of the Collateral. In order to secure further the payment of the Obligations, Bank is hereby given a continuing lien upon and is granted a security interest in any and all monies, Investment Property (including, without limitation, all dividends and distributions in respect thereof (whether payable in cash, Investment Property or "in kind"), options or rights, whether in respect of, in addition to, or in exchange for such Investment Property) and any and all other property of the Owner and the Proceeds thereof, now or hereafter actually or constructively held or received by or in transit in any manner to or from Bank, its correspondents or agents from or for the Owner, whether for safekeeping, custody, pledge, transmission, collection or for any other purpose (whether or not for the express purpose of being used by Bank as collateral security), or coming into the possession of Bank or its correspondents or agents in any way, or placed in any safe deposit box leased by Bank to the Owner, and all such monies, Investment Property and other property shall also constitute "Collateral" and shall be held subject to all the terms of this Agreement as collateral security for the prompt and unconditional payment of any and all Obligations. Owner hereby assigns and grants Bank a security interest in, and Bank is also given a continuing lien on and/or right of set-off for the amount of the Obligations with respect to, any and all deposits (general or special) and credits of the Owner with, and any and all claims of the Owner against, Bank at any time existing and Bank is hereby authorized at any time or times, without prior notice, to apply such deposit or credits, or any part thereof, to the Obligations in such amounts as Bank may elect, although the Obligations may be contingent or unmatured, and whether the collateral security therefor is deemed adequate or not.

         2. Control Agreement. In respect of any security interest granted under this Agreement by the Owner in any Collateral which constitutes Investment Property, the Owner may enter into one or more account control agreements ("Control Agreement") among the Owner, and the Securities Intermediary, with whom the related Securities Account of the Owner is held or maintained. With respect to each such Securities Account subject to a Control Agreement, so long as no Event of Default has occurred or is continuing, or Bank, in its sole discretion, has not given notice to the Owner to the contrary, the Owner may make trades in such Securities Account, but in no event is the Owner permitted to, and the Owner agrees that the Owner shall not, withdraw any money or property from such Securities Account or modify or terminate any Control Agreement or any customer agreement with the Securities Intermediary under which such Securities Account was established. If an Event of Default has occurred, or Bank gives such above notice to the Owner, the Owner shall no longer be permitted to make trades in the Securities Account and shall cease doing so.

         The Owner agrees that all items of income, gain, expense and loss recognized in any such Securities Account, any other Securities Account holding Collateral or in respect of any other Investment Property constituting Collateral, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Owner.

         3. Representations of Owner. The Owner represents and warrants to Bank that (a) no financing statement or other filing listing any of the Collateral as collateral is on file in any jurisdiction (other than any financing statement filed on behalf of Bank, as secured party); (b) the chief executive office of the Owner, if any, is located at the address set forth in the space provided therefor in this Agreement; (c) all Collateral, other than intangible property and property which is in the possession of Bank or its agents, is located at the Collateral Location(s) and the Owner has no place of business other than the chief executive office specified herein, if any and the Collateral Location(s);
(d) the Owner is the legal and beneficial owner of the Collateral and the Collateral is free and clear of all Liens, other than the Lien created by this Agreement in favor of Bank; (e) if the Owner is not a natural person, the execution, delivery and performance of this Agreement have been duly authorized by all required corporate, limited liability company, partnership or other applicable actions of the Owner; (f) this Agreement constitutes a valid, binding and enforceable obligation of the Owner; (g) the execution, delivery and performance of this Agreement do not violate any law or any agreement or undertaking to which the Owner is a party or by which the Owner may be bound and do not result in the imposition of any Lien upon any Collateral other than the Lien in favor of Bank created by this Agreement; (h) all consents, approvals, authorizations, permits and licenses necessary for the Owner to enter and perform its obligations under this Agreement and the Obligations and/or to conduct its business have been obtained; and (i) the Owner did not have or conduct business under any name or trade name in any jurisdiction during the past six years other than its name and trade names, if any, set forth on the signature page of this Agreement, and the Owner is entitled to use such name and trade names.

         4. Covenants. Unless and until all of the Obligations have been indefeasibly paid in full and all commitments of Bank to extend credit which, once extended, would give rise to Obligations, have expired or been terminated, the Owner shall: (a) keep the Collateral free and clear of any Lien of any kind other than the Lien created by this Agreement; (b) promptly pay, when due, all taxes and transportation, storage, warehousing and other charges and fees affecting or arising out of the Collateral and defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to or the same as that of Bank; (c) at all times keep all insurable Collateral insured at the expense of the Owner to Bank's satisfaction against loss by fire, theft and any other risks to which the Collateral may be subject, and cause all such policies to be endorsed in favor of Bank and to name Bank as loss payee and as an additional insured, and, if Bank so requests, deposit the same with Bank, and cause all such policies to provide that each insurer will give Bank not less than 30 days' notice in writing prior to the exercise of any right of cancellation; (d) keep the Collateral in good condition at all times (normal wear and tear excepted) and provide Bank with such information as Bank may from time to time request with respect to the location of the Collateral and the Owner's places of business; (e) give Bank at least 30 days' prior written notice before changing the Owner's name or chief executive office or changing the location or disposing of any Collateral (other than in connection with the sale of any Inventory in the ordinary course of business); (f) except as otherwise specifically provided herein and subject to any other and further restrictions contained herein, not sell or otherwise dispose of any Collateral except on commercially reasonable terms and in the ordinary course of business;
(g) if a Control Agreement has been entered into, cause the Securities Intermediary to send to Bank a complete and accurate copy of every statement, confirmation, notice or other communication concerning the Securities Account referred to in the Control Agreement that the Securities Intermediary sends to the Owner; (h) permit Bank, by its officers and agents, to have access to, examine and copy at all reasonable times the Collateral, properties, minute books and other corporate, limited liability company, or partnership records, books of accounts, and financial and other business records of the Owner (including, without limitation, all books, records, ledger cards, computer programs, tapes and computer disks and diskettes and other property recording, evidencing or relating to any Collateral); and (i) promptly notify Bank upon the occurrence of any Event of Default of which the Owner has knowledge.

         5. Events of Default. The occurrence of any of the following events shall constitute an Event of Default: (a) the failure of the Owner or Customer to pay when due any of the Obligations; (b) any representation or warranty of the Owner to Bank in this Agreement or of Owner or Customer in any other instrument or agreement with or in favor of Bank shall prove to be inaccurate or untrue; (c) the breach by the Owner or Customer of any covenant in this Agreement or in any other instrument or agreement with or in favor of Bank; (d) the occurrence of any event of default under any agreement or instrument enducing or relating to any of the Obligations; (e) Bank shall in good faith deem itself insecure at any time with respect to the Owner's or Customer's financial condition or ability to pay the Obligations; (f) Bank shall have determined in good faith that the value of the Collateral has materially decreased after the date of this Agreement; or (g) if a Control Agreement has been entered into, the termination or purported termination of such Control Agreement without the consent of Bank, or the Securities Intermediary thereto challenges the validity of or its liability under the Control Agreement, or any default occurs thereunder. The occurrence of any of the following events with respect to any Owner, Customer, maker, endorser, acceptor, surety or guarantor of, or any other party to, the Obligations or the Collateral shall also constitute an Event of Default: (aa) a default in respect of any liabilities, obligations or agreements, present or future, absolute or contingent, secured or unsecured, matured or unmatured, several or joint, original or acquired, of any of the Responsible Parties to or with Bank; (bb) death (in the case of any of the Responsible Parties who is an individual) or dissolution (in the case of any of the Responsible Parties which is not a natural person); (cc) death or suspension of the usual business activities of any member of any partnership or limited liability company included in the term "the Responsible Parties"; (dd) making, or sending a notice of, an intended bulk transfer; (ee) granting a security interest to anyone other than Bank in any property including, without limitation, the rights of any of the Responsible Parties in the Collateral or permitting such security interest to exist; (ff) suspension of payment; (gg) the whole or partial suspension or liquidation of its usual business; (hh) failing, after demand, to furnish to Bank any financial information or to permit inspection of books and records of account; (ii) making any misrepresentation to Bank for the purpose of obtaining credit or an extension of credit; (jj) failing to pay any tax, or failing to withhold, collect or remit any tax or tax deficiency when assessed or due; (kk) failing to pay when due any obligations, whether or not in writing; (ll) making of any tax assessment by the United States or any state or foreign country; (mm) entry of a judgment or issuance of an order of attachment or an injunction against, or against any of the property of, any of the Responsible Parties; (nn) commencement against any of the Responsible Parties of any proceeding for enforcement of a money judgment under
Article 52 of the New York Civil Practice Law and Rules or amendments thereto;
(oo) if any of the Responsible Parties or if any of the Obligations or Collateral at any time fails to comply with Regulation U of the Federal Reserve Board or any amendments thereto; (pp) the issuance of any warrant, process or order of attachment, garnishment or lien, and/or the filing of a Lien as a result thereof against any of the property of the Owner or Customer whether or not Collateral; (qq) any of the Responsible Parties challenges or institutes any proceeding, or any proceedings are instituted, which challenge the validity, binding effect or enforceability of this Agreement; (rr) any of the Responsible Parties makes, receives or retains any payment on account of indebtedness subordinated to the Obligations in violation of the terms of such subordination;
(ss) any of the Responsible Parties or any partnership or limited liability company of which any of the Responsible Parties is a member is expelled from or suspended by any stock or securities exchange or other exchange; (tt) any of the Responsible Parties shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing an inability to pay its respective debts as they mature, shall file a petition in bankruptcy, shall become insolvent (however such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator or trustee of or for any of the Responsible Parties or any substantial part of the property or assets of any of the Responsible Parties, shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there shall be commenced against any of the Responsible Parties any such proceeding, or any order, judgment or decree approving the petition in any such proceeding shall be entered, or any of the Responsible Parties shall by any act or failure to act indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any receiver, liquidator or trustee of or for any of the Responsible Parties or any substantial part of the property or assets of any of the Responsible Parties, or shall suffer any such appointment, or any of the Responsible Parties shall take any action for the purpose of effecting any of the foregoing, or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of the court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the Collateral or the property or assets of any of the Responsible Parties; or (uu) Bank shall in good faith deem itself insecure with respect to the financial condition of any of the Responsible Parties.

         6. Remedies of Bank.

         (a) After the occurrence of an Event of Default, Bank shall have no obligation to make further loans, extensions of credit or other financial accommodations to or on behalf of the Owner or Customer, anything in any other agreement to the contrary notwithstanding.

         (b) After the occurrence of an Event of Default, other than an Event of Default referred to in clause (tt) of the second sentence of Section 5, Bank may declare by notice to the Owner, any and all Obligations of Owner to be immediately due and payable and in the case of any Event of Default referred to in clause (tt) of the second sentence of Section 5 all of the Obligations shall automatically be and become due and payable, in either case without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Owner, anything in any other agreement to the contrary notwithstanding, Bank may at any time exercise whatever rights it may have to accelerate the maturity of any Obligations of Customer.

         (c) After the occurrence of an Event of Default, Bank may, without notice to or demand (other than any notice required by law, the giving of which is not waivable), upon the Owner (all of which are hereby waived by the Owner), without releasing the Owner from any obligation under this Agreement or any other instruments or agreements with Bank and without waiving any rights Bank may have or impairing any declaration of default or election to cause the Collateral to be sold or any sale proceeding predicated on the same: (i) demand, collect or receive upon all or any part of the Collateral and assemble or require the Owner, at the Owner's expense, to assemble all or any part of the Collateral and, if Bank so requests, the Owner shall assemble the Collateral and make it available to Bank at a place to be designated by Bank; (ii) without notice, demand or other process and without charge enter any of the Owner's premises and without breach of peace until Bank completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Owner's equipment for the purpose of completing any work-in process, preparing any Collateral for disposition and disposing of or collecting any Collateral, and in exercise of its rights under this Agreement, without payment of compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of the Owner's rights therein and the Owner hereby grants a license and the right to grant sublicenses for that purpose; (iii) in such manner and to such extent as Bank may deem necessary to protect the Collateral or the interests, rights, powers or duties of Bank, enter into and upon any premises of the Owner and take and hold possession of all or any part of the Collateral (the Owner hereby waiving and releasing any claim for damages in respect of such taking) and exclude the Owner and all other Persons from the Collateral, operate and manage the Collateral and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value of the Collateral, collect any and all income, rents, issues, profits and proceeds from the Collateral, the same being hereby assigned and transferred to Bank, and from time to time apply or accumulate such income, rents, issues, profits and proceeds in such order and manner as Bank, in its sole discretion, shall instruct, it being understood that the collection or receipt of income, rents, issues, profits or proceeds from the Collateral after declaration of default and election to cause the Collateral to be sold under and pursuant to the terms of this Agreement shall not affect or impair any event of default or declaration of default under any agreement or instrument between the Owner and Bank or Customer and Bank or election to cause any Collateral to be sold or any sale proceedings predicated on the same, but such proceedings may be conducted and sale effected notwithstanding the collection or receipt of any such income, rents, issues, profits and proceeds; (iv) deliver a notice of exclusive control under any Control Agreement specifying that Bank has the exclusive right to give Entitlement Orders with respect to the Investment Property covered by such Control Agreement; (v) take control of any and all of the Accounts, contractual or other rights that are included in the Collateral and Proceeds arising from any such Accounts or contractual or other rights, enforce collection, either in the name of Bank or in the name of the Owner, of any or all of the Accounts, contractual and other rights that are included in the Collateral and Proceeds by suit or other otherwise, receive, receipt for, surrender, release or exchange all or any part of such Collateral or compromise, settle, extend or renew (whether or not longer than the original period) any indebtedness under such Collateral; (vi) sell all or any part of the Collateral at public or private sale at such place or places and at such time or times and in such manner and upon such terms, whether for cash or credit, as Bank in its sole discretion may determine; (vii) endorse in the name of the Owner any Instrument, however received by Bank, representing Collateral or Proceeds of any of the Collateral; (viii) require the Owner to turn over, or instruct the financial institutions holding the same to turn over, all monies and investments in any of Owner's accounts to Bank; and (ix) exercise all rights and remedies granted to a secured party under the UCC, and all other rights and remedies given to Bank under this Agreement or any other instrument or agreement or otherwise available at law or in equity. Bank shall be under no obligation to make any of the payments or do any of the acts referred to in this Section 6 or elsewhere in this Agreement and any of the actions referred to in this Section 6 or elsewhere in this Agreement may be taken regardless of whether any notice of defaults or election to sell has been given under this Agreement (provided, however, that all notices required by law, the giving of which may not be waived, shall be given in accordance with such law) without regard to the adequacy of the security for the Obligations.

         (d) The Owner hereby waives notice of the sale of any Collateral by Bank pursuant to any provision of this Agreement or any applicable provisions of the UCC, as amended or other applicable law. In the event that notice of the sale of Collateral cannot be waived or Bank gives notice of such sale to the Owner, Bank will give the Owner notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made by sending notice, as provided below, at least five days before the time of the sale or disposition, which provisions for notice the Owner and Bank agree are reasonable. No such notice need be given by Bank with respect to Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.

         (e) Bank may apply the net proceeds of any sale, lease or other disposition of Collateral, after deducting all costs and expenses of every kind incurred thereon or incidental to the retaking, holding, preparing for sale, selling, leasing, or the like of the Collateral or in any way relating to the rights of Bank thereunder, including attorneys' fees and expenses hereinafter provided for, to the payment, in whole or in part, in such order as Bank may elect, of one or more of the Obligations (and to such Obligations of Customer and/or Obligations of Owner, as Bank determines in its discretion), whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and after the payment by Bank of any other amounts required by any existing or future provision of law (including Section 9-504(1)(c) of the Uniform Commercial Code of any jurisdiction in which any of the Collateral may at the time be located) need Bank account for the surplus, if any. The Owner shall remain liable to Bank for the payment of any deficiency, with interest at the default rate provided for in the instruments, if any, evidencing the Obligations, but if there is no such instrument with respect to any Obligation or no default rate is specified therein, at a variable rate equal to 4% above the Bank's reference lending rate applicable to domestic commercial loans as established by Bank from time to time, but in no event shall such rate exceed the maximum rate allowed by law. Bank may make loans to its customers above, at or below its reference rate.

         (f) Whether or not an Event of Default shall have occurred, Bank may sell all or any part of the Collateral, although the Obligations may be contingent or unmatured, whenever in its discretion Bank considers such sale necessary for its protection. Any such sale may be made without prior demand for payment on account, margin or additional margin or any other demands whatsoever; the making of any such demands shall not establish a course of conduct nor constitute a waiver of the right of Bank to sell the Collateral as herein provided or of the right of Bank to accelerate the maturity of the Obligations as herein provided.

         (g) If, prior to the expiration date of this Agreement, (i) any Collateral is due to mature, replacement Collateral acceptable to the Bank must be received prior to said maturity date, and (ii) any Collateral is sold, exchanged or disposed of (in accordance with the Bank's prior written consent) prior to said sale, exchange or disposition, replacement Collateral acceptable to the Bank must be received by the Bank.

         7. Additional Rights of Bank and Duties of Owner Regarding Obligations and Collateral.

         (a) If the Owner, as registered holder of any Collateral, shall become entitled to receive or does receive any stock or other certificate, option, right, dividend or other distribution (whether payable in cash Investment Property or "in kind"), whether in respect of, as an addition to, in substitution of, or in exchange for, such Collateral, or otherwise, the Owner agrees to accept same as Bank's agent and to hold same in trust for Bank, and to forthwith deliver the same to Bank in the exact form received, with the Owner's endorsement when necessary or requested by Bank, to be held by Bank as Collateral.

         (b) The Owner waives protest, demand for payment, notice of default or nonpayment to the Owner or any other party liable for or upon any of said Obligations or Collateral.

         (c) The Owner consents that the obligation of any party upon or of any guarantor, surety or indemnitor for any Obligations or any Collateral may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released and that any Collateral or Liens for any Obligations may, from time to time, in whole or in part, be exchanged, sold, released or surrendered, by Bank, all without any notice to, or further assent by, or any reservation of rights against, Owner, and all without in any way affecting or releasing the liability of Owner with respect to such Obligations or any security interest hereby created.

         (d) Bank shall not be liable for failure to collect or realize upon the Obligations or upon the Collateral, or any part thereof, or for any delay in so doing, nor shall Bank be under any obligation to take any action whatsoever with regard thereto. Bank shall use reasonable care in the custody and preservation of the Collateral in its possession but need not take any steps to preserve rights against prior parties or to keep the Collateral identifiable. Bank shall have no obligation to comply with any recording, re-recording, filing, re-filing or other legal requirements necessary to establish or maintain the validity, priority, or enforceability of, or Bank's rights in and to the Collateral or any part thereof. Bank may exercise any right of the Owner with respect to any Collateral. Bank shall have no duty to exercise any of the aforesaid rights, privileges or options with respect to Collateral and shall not be responsible for any failure to do so or delay in so doing.

         (e) In any statutory or non-statutory proceeding affecting the Owner or any Collateral, Bank or its nominee may, whether or not an Event of Default shall have occurred and regardless of the amount of the Obligations, file a proof of claim for the full amount of any Collateral and vote such Claim for the full amount thereof (i) for or against any proposal or resolution; (ii) for a trustee or trustees or for a committee of creditors; and/or (iii) for the acceptance or rejection of any proposed arrangement, plan of reorganization, wage earners' plan, composition or extension; and Bank or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release any Collateral.

         (f) Whether or not an Event of Default shall have occurred, Bank may, without notice to or demand upon the Owner, (i) commence, appear in or defend any action or proceeding purporting to affect all or any part of the Collateral or the interests, rights, powers or duties of Bank, whether brought by or against the Owner or Bank; and/or (ii) pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Bank may affect or appear to affect the Collateral or the interests, rights, powers or duties of Bank.

         (g) Any and all Investment Property granted to and/or held by Bank as Collateral hereunder, whether or not in a Securities Account of the Owner and whether or not subject to a Control Agreement, may, without notice (and whether or not an Event of Default exists), be registered in the name of Bank or its nominee or be transferred to a Securities Account held in the name of Bank or its nominee, or otherwise be under the Control of Bank with Bank as the Entitlement Holder, without disclosing that Bank is a secured party. The Owner hereby irrevocably appoints the Bank acting through its officers, employees and agents as its attorney-in-fact, at Owner's own cost and expense, to act on the Owner's behalf to register in the name of the Bank or its nominee any or all such Investment Property and/or to transfer such Investment Property to a Securities Account of and in the name of Bank, with Bank being the Entitlement Holder of such Securities Account and having Control thereof, and to take such other action as Bank may deem appropriate to fully perfect and protect its security interest in the Investment Property and related

Securities Account, if any. Owner may at any time make a request to Bank to permit a substitution of Investment Property constituting Collateral, whether or not subject to a Control Agreement or held in a Securities Account, either by delivery or transfer to Bank of new Investment Property or by a request made to Bank to sell certain specified Investment Property constituting Collateral, whether held in a Securities Account, either by delivery or transfer to Bank of new Investment Property or by a request made to Bank to sell certain specified Investment Property constituting Collateral, whether held in a Securities Account subject to Control Agreement or held in the name of Bank or its nominees in a Securities Account or otherwise, and to purchase other specified Investment Property, but Bank shall be under no obligation whatsoever to honor such request or to permit or effect, through a securities intermediary, or otherwise, such a substitution and Bank may in its sole and absolute discretion refuse to do so. Bank or such nominee (after an Event of Default and regardless of the amount of the Obligations) may, without notice, exercise all voting and corporate rights at any meeting of any corporation issuing such Investment Property, and (whether or not an Event of Default exists and regardless of the amount of the Obligation) exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such Investment Property as if the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of such Investment Property for other Investment Property or any other property upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing the same or upon the exercise by the issuing corporation or Bank of any right, privilege or option pertaining to such Investment Property, and in connection therewith, to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it. BANK SHALL HAVE NO DUTY OR OBLIGATION TO EXERCISE ANY OF THE AFORESAID RIGHTS, PRIVILEGES OR OPTIONS OR TO AGREE TO ANY SUCH REQUEST AND SHALL NOT BE RESPONSIBLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN SO DOING, OR FOR ANY LOSS IN THE VALUE OF THE COLLATERAL RESULTING FROM BANK'S ACTION OR INACTION.

         8. Sale of Collateral Consisting of Securities. The Owner recognizes that Bank may be unable to effect a public sale of any securities which may constitute a portion of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws and instead may resort to one or more private sales of such Collateral to a restricted group of purchasers who would be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution of or resale thereof. The Owner recognizes and agrees that, because of this restriction, sales of securities may result in prices and other terms less favorable to the seller than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private or limited sale or sales shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the securities constituting part of the Collateral for the period of time necessary to permit the issuer of such securities to register them for public sale under the Securities Act of 1933 or under applicable state securities laws.

         9. Collection Rights of Bank. The Owner agrees that at any time, whether or not an Event of Default shall have occurred, Bank shall have the right to notify any account debtor (with respect to any Collateral consisting of Accounts), the owner on any Instrument or other right or claim of the Owner to any payment which is Collateral or the issuer of any securities constituting Investment Property (with respect to any Collateral consisting of Investment Property), to make payment directly to Bank, whether or not an Event of Default shall have occurred and whether or not the Owner was theretofore making collections on such Collateral, and also to take control of any Proceeds Bank is entitled to under Section 9-306 of the UCC. If any Collateral consists of Accounts, Instruments, Investment Property, or other rights or claims of the Owner to any payment, then at Bank's request, the Owner shall promptly notify (in manner, form and substance satisfactory to Bank) all Persons obligated to the Owner under any such Accounts, Instruments, Investment Property or other rights or claims of the Owner to any payment that Bank possesses a security interest in such Accounts, Instruments, Investment Property or other rights or claims of the Owner to any payment and that all payments in respect of such Accounts, Instruments, Investment Property or other rights or claims of the Owner to any payment are to be made directly to Bank. The Owner shall not settle, compromise or adjust any disputed amount, or allow any credit, rebate or discount with respect to any Account, Instrument or other right or claim of the Owner to any payment which constitutes Collateral. After Bank shall have given any notice of the type specified in the first sentence of this Section 9, any and all amounts received by the Owner from the account debtor or other owner or issuer so notified shall be promptly remitted to Bank, and until so remitted shall be segregated by the Owner and held in trust for Bank.

         10. Additional Security. If Bank shall at any time hold security for any Obligations in addition to the Collateral, Bank may enforce the terms of this Agreement or otherwise realize upon the Collateral, at its option, either before or concurrently, with the exercise of remedies as to such other security or, after a sale is made of such other security, it may apply the proceeds upon the Obligations without affecting the status of or waiving any right to exhaust all or any other security, including the Collateral, and without waiving any breach or default or any right or power whether exercised under this Agreement, contained in this Agreement, or provided for in respect of any such other security.

         11. Preservation and Protection of Security Interest; Power of Attorney. The Owner will faithfully preserve and protect the Lien in the Collateral created by this Agreement and will, at its own cost and expense, cause such Lien to be perfected and continue to be perfected and to be and remain prior to all other Liens, so long as all or any part of the Obligations are outstanding and unpaid, and for such purpose the Owner will from time to time at the request of Bank (i) make notations of the security interest in certificates of title of Collateral, a security interest in which is perfected by such notation, and deliver the same to Bank, (ii) deliver possession of Collateral (concurrent with the acquisition of such Collateral) to Bank, a security interest in which is perfected by the taking of possession, and (iii) file or record, or cause to be filed or recorded, such instruments, documents and notices, including financing statements and continuation statements, as Bank may reasonably deem necessary or advisable from time to time in order to perfect and continue to perfect such Liens and to maintain their priority over all other Liens. The Owner will do all such other acts and things and will execute and deliver all such other instruments and documents, including further security agreement, pledges, endorsements, stock powers, assignments, and notices as Bank may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of the Liens in the Collateral as contemplated by this Agreement. Bank, acting through its officers, employees and authorized agents, is hereby irrevocably appointed the attorney-in-fact of the Owner to do, at the Owner's expense, all acts and things which Bank may reasonably deem necessary or advisable to preserve, perfect, continue to perfect and/or maintain the priority of such Liens in the Collateral, including the signing of financing, continuation or other similar statements and notices on behalf of the Owner, and which the Owner is required to do by the terms of this Agreement, the registration of any and all Investment Property held by Bank as Collateral hereunder in the name of Bank or its nominee or the transfer of same to a Securities Account held in the name of Bank or its nominee. The Owner hereby authorizes Bank to sign and file financing statements with respect to the Collateral without the signature of the Owner. The Owner shall pay all filing fees for financing statements with respect to the Collateral.

         12. Risk of Loss; Insurance. Risk of loss of, damage to or destruction of the Collateral is and shall remain upon the Owner. If the Owner fails to obtain and keep in force insurance covering the Collateral as required by
Section 4 of this Agreement, or fails to pay the premiums on such insurance when due, Bank may, but is not obligated to, do so for the account of the Owner and the cost of so doing shall thereupon become an Obligation. Such amounts shall be payable to the Owner upon demand by the Bank and following demand shall bear interest at a variable rate equal to 4% above the Bank's reference lending rate applicable to domestic commercial loans as established by Bank from time to time, but in no event shall such rate exceed the maximum rate allowed by law. Bank, acting through its officers, employees and authorized agents, is hereby irrevocably appointed the attorney-in-fact of the Owner to endorse any draft or check that may be payable to the Owner in order to collect the proceeds of such insurance or any return or unearned premiums.

         13. Change in Law. In the event of the passage, after the date of this Agreement, of any law which has the effect of changing in any way the laws now in force for the taxation of security documents such as this Agreement or debts secured by such security documents or the manner of the collection of any such taxes so as in any case to affect his Agreement or to impose payment of the whole or any portion of any taxes, assessments or other similar charges against the Collateral upon Bank, the Obligations shall immediately become due and payable at the option of Bank and upon 30 days' notice to the Owner.

         14. WAIVER OF SUBROGATION; INDEPENDENT VALIDITY OF AGREEMENT. NOTWITHSTANDING ANY AMOUNTS WHICH BANK MAY REALIZE BY EXERCISING ANY OF ITS RIGHTS WITH RESPECT TO ANY COLLATERAL, OR ANY SET-OFF OR APPLICATION BY BANK OF THE COLLATERAL OR OF ANY CREDITS OR CLAIMS, OWNER WILL NOT ASSERT OR EXERCISE ANY RIGHTS OF BANK OR OWNER AGAINST CUSTOMER TO RECOVER THE AMOUNT OR VALUE OF ANY COLLATERAL OR OTHER ASSETS OF OWNER APPLIED BY BANK PURSUANT HERETO TO SATISFY ANY OBLIGATIONS OF CUSTOMER BY WAY OF SUBROGATION, REIMBURSEMENT, CONTRIBUTION, INDEMNITY OR OTHERWISE ARISING BY CONTRACT OR OPERATION OF LAW, AND OWNER SHALL HAVE NO RIGHT OF RECOURSE TO OR ANY CLAIM AGAINST ANY ASSETS OR PROPERTY OF CUSTOMER, ALL OF SUCH RIGHTS BEING HEREIN EXPRESSLY WAIVED BY OWNER UNLESS AND UNTIL ALL OF THE OBLIGATIONS OF CUSTOMER HAVE BEEN SATISFIED IN FULL. The provisions of this paragraph shall survive the termination of this Agreement, and any satisfaction and discharge of Customer by virtue of any payment, court order or any federal or state law. The validity of the security interests created hereunder and the enforceability of Bank's rights hereunder shall be independent of, and shall not be affected or impaired by, and lack of validity, regularity or enforceability of the Obligations of Customer or any note, instrument or agreement evidencing the same or relating thereto, the acceptance of guarantees or other collateral or the termination, by operation of law or otherwise, of the liability of anyone with respect to any Obligations, or any other circumstance which might constitute a defense available to, or a discharge of, the Customer, it being the intent of the parties that Bank's rights hereunder shall be absolute and unconditional to the same extent as if the security interests granted hereunder secured an absolute and unconditional guarantee by Owner to Bank of all Obligations of Customer.

         15. Expenses. The Owner hereby agrees to pay any and all expenses incurred by Bank in enforcing any rights under this Agreement or in defending any of its rights to any amounts received hereunder. Without limiting the foregoing, the Owner agrees that whenever any attorney is used by Bank to obtain payment hereunder, to advise it as to its rights, to adjudicate the rights of the parties hereunder or for the defense of any of its rights to amounts secured, received or to be received hereunder. Bank shall be entitled to recover all reasonable attorneys' fees and disbursements, court costs and all other expenses attributable thereto.

         16. Notices. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by registered or certified first class mail, return receipt requested, by Federal Express, Express Mail or other recognized overnight delivery service or by facsimile transmitter or tested telex (if such facsimile or telex number is noted as provided herein), and shall be effective if by hand, upon delivery, if by such overnight delivery service, one (1) day after dispatch, and if mailed by first class mail as above-provided, five (5) days after mailing, and shall be sent as follows;

         If to the Owner, to the address, facsimile or tested telex number set forth below its signature or such other address, facsimile or tested telex number as it may designate, by written notice to Bank as herein provided or to any other address, facsimile or tested telex number as may appear in the records of Bank as Owner's address.

         If to Bank, to Republic National Bank of New York, 452 Fifth Avenue, New York, New York 10018, Attention, Loan Department, or such other address as it may designate, by written notice to the Owner as herein provided.

         17. Additional Definitions. The following terms have the following meanings unless otherwise specified herein:

"Accessions," "Account," "Chattel Paper," "Commodity Accounts," "Commodity Contracts," "Control," "Document," "Entitlement Holder," "Entitlement Order," "Equipment," "Financial Assets," "Fixtures," "General Intangibles," "Goods," "Instrument," "Inventory," "Investment Property," "Securities," "Securities Account," "Securities Entitlements" and "Securities Intermediary" have the meanings assigned to those terms by the UCC.

"Agreement" means this continuing General Security Agreement.

"Bank" means Republic National Bank of New York, a national banking association, and its successors and assigns, and any Person acting as agent or nominee for Republic National Bank of New York and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, Republic National Bank of New York and/or Republic New York Corporation.

"Claims" means each "claim" as that term is defined under Section 101(4) of the United States Bankruptcy Code, and any amendments thereto (Title 11, United States Code).

"Deposit Account" shall mean a demand, time, savings, passbook or similar account maintained with a bank and any certificate of deposit maintained with a bank.

"Event of Default" means any of the events described in Section 5 of this Agreement.

"Imported Inventory" means all Inventory of the Owner of every description (including, without limitation, raw materials, work in process and finished Goods) imported from outside of the United States, including but not limited to Inventory consisting of parts or components produced in whole or in part in the United States and sent outside of the United States for assembly, completion or packaging.

"Lien" means any lien, security interest, pledge, hypothecation, encumbrance or other claim in or with respect to any property.

"Obligations" means any and all indebtedness, obligations and liabilities of the Owner to Bank, and all Claims of Bank against the Owner and/or Customer, now existing or hereafter arising, direct or indirect (including participations or any interest of Bank in indebtedness of the Owner and/or Customer to others), acquired outright conditionally, or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or non-monetary, arising out of contract or tort, liquidated or unliquidated, arising by operation of law or otherwise, and all extensions, renewals, refundings, replacements and modifications of any of the foregoing.

"Obligations of Customer" means the Obligations of Customer to Bank, and does not include any Obligations of Owner for which Customer is not jointly liable.

"Obligations of Owner" means the Obligations of Owner to Bank, and does not include any Obligations of Customer for which Owner is not jointly liable.

"Person" means any natural person, corporation, limited liability company, partnership, trust, government or other association or legal entity.

"Proceeds" has the meaning assigned to that term by the UCC and also means all "proceeds," "products," "offspring," "rents" or "profits" of any property, as such quoted terms are used in the United States Bankruptcy Code, and any amendments thereto (Title 11, United States Code).

"Responsible Parties" includes all Owner, Customers, and all makers, endorsers, acceptors, sureties and guarantors of, and all other parties to, the Obligations or the Collateral.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         18. Miscellaneous. This Agreement shall remain in full force and effect and shall be binding upon the Owners, its successors and assigns, in accordance with its terms, notwithstanding any increase, decrease or change in the partners of the Owner, if it should be a partnership, or the merger, consolidation, or reorganization of the Owner, if it be a corporation or a limited liability company, or any other change concerning the form, structure or substance of any such entity. If there is more than one Person named as an Owner in this Agreement, this Agreement shall be binding upon each of the Owners who execute and deliver this Agreement to Bank even if this Agreement is not executed by any other Person or Persons also named as an Owner herein, Bank may assign all or a portion of its rights under this Agreement and may deliver the Collateral, or any part thereof, to any assignee and such assignee shall thereupon become vested with all the powers and rights given to Bank in respect thereof; and Bank shall thereafter be forever relieved and discharged from any liability or responsibility in the matter but, with respect to any collateral not so delivered or assigned, Bank shall retain all powers and rights given to it hereby. The execution and delivery hereafter to Bank by the Owner of a new security agreement shall not terminate, supersede or cancel this Agreement, unless expressly provided therein, and this Agreement shall not terminate, supersede or cancel any security agreement previously delivered to Bank by the Owner, and all rights and remedies of Bank hereunder or under any security agreement hereafter or heretofore executed and delivered to Bank by the Owner shall be cumulative and may be exercised singly or concurrently. This Agreement may not be changed or terminated orally, but only by a writing executed by the Owner and a duly authorized officer of Bank; provided, that Bank is authorized to fill in any blank spaces and to otherwise complete this Agreement and correct any patent errors herein. Unless Bank, in its discretion, otherwise agrees, the security interests granted in this Agreement shall not terminate until all of the Obligations have been indefeasibly paid in full and all commitments of Bank to extend credit which, once extended, would give rise to Obligations have expired or been terminated. No delay on the part of Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No modification or waiver of this Agreement or any provision hereof or of any other agreement or instrument made or issued in connection herewith or contemplated hereby, nor consent to any departure by the Owner therefrom, shall in any event be effective, irrespective, of any course of dealing between the parties, unless the same shall be in a writing executed by a duly authorized officer of Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Owner in any case shall thereby entitle the Owner to any other or further notice of demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any other remedies provided at equity or by law and all such remedies may be exercised singly or concurrently. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired. The descriptive headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof. The word "including" shall be deemed to be followed by the words "without limitation." The Owner waives any and all notice of the acceptance of this Agreement by Bank, or of the creation, accrual or maturity (whether by declaration or otherwise), of any and all Obligations, or of any renewals or extensions thereof from time to time, or of Bank's reliance on this Agreement.

         19. Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that state. The Owner hereby consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York and consents that any action or proceeding hereunder may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and authorizes the service of process on the Owner by registered or certified mail sent to any address authorized in
Section 16 as an address for the sending of notices.

         20. RIGHT OF BANK TO ARBITRATE DISPUTES.

         (a) THE OWNER AGREES THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY THE OWNER, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 20 AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (1) THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. Bank may elect to require arbitration of any Dispute with the Owner without thereby being required to arbitrate all Disputes between Bank and the Owner. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subsection 20(a). In any arbitration proceeding subject to these provisions, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) prehearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in subsection 20(d).

         (b) No provision of, nor the exercise of any rights under, subsection 20(a) shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the UCC, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of Bank, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right.

         (c) Bank may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Bank of its right to take or dispose of any Collateral or its exercise of any other right in connection with Collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the UCC or otherwise as permitted by applicable law, notwithstanding any such exercise by Bank.

         (d) Whenever an arbitration is required under subsection 20(a), the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks).

         (e) In the event of any Dispute governed by this Section 20, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees and court costs) to the prevailing party.

         21. WAIVER OF TRIAL BY JURY. EACH OF BANK AND THE OWNER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR CROSS-CLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OBLIGATIONS.

         22. WAIVER OF CERTAIN OTHER RIGHTS. THE OWNER HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE, SET-OFF COUNTERCLAIM OR CROSS-CLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

         IN WITNESS WHEREOF, the Owner(s) has/have executed this Hypothecation and Security Agreement.

Chief Executive Office:
                                        ----------------------------------------
                                            Name of the Owner, if an Entity

                                        By:
---------------------------------          -------------------------------------
                                                   Print Name and Title

---------------------------------       ----------------------------------------
                                                       Signature

Address and facsimile number of         By:
the Owner:                                  ------------------------------------
                                                    Type Name and Title

---------------------------------       ----------------------------------------
                                                       Signature

                                        By:
---------------------------------           ------------------------------------
                                                    Type Name and Title

Address and facsimile number of
the Owner:                              ----------------------------------------
                                                       Signature

                                        /s/ DDE Dorothy D. Eweson
---------------------------------       ----------------------------------------
                                              Signature of Individual Owner

                                                    Dorothy D. Eweson
---------------------------------       ----------------------------------------
                                                       Print Name
                                        c/o Keswick Management Inc.
                                        1330 Ave. of the Americas, 27th Floor
                                        ----------------------------------------
                                        Address and Facsimile Number for Notices
                                        New York, NY  10019
                                        FAX  (212) 315-8350
                                             -----------------------------------

---------------------------------
     Signature(s) Verified By
     Authorized Bank Officer

     ------------------------
---------------------------------

[Individual Acknowledgment(s)]
STATE OF NEW YORK
COUNTY OF     New York
          -----------------

         On this 9th day of May, 2000, before me personally appeared Dorothy D. Eweson and ___________________ to me known, and known to me to be the individual(s) described in and who executed the foregoing instrument and
(t)(s)he(y) duly acknowledged to me that (t)(s)she(y) executed the same.

             JOYCE BASS
  Notary Public, State of New York
           No. 43-4799032
    Qualified in Richmond County         /s/ Joyce Bass
Commission Expires November 30, 2000     ---------------------------------------
                                                      Notary Public


[Partnership Acknowledgment]
STATE OF NEW YORK
COUNTY OF
          -------------------

         On this ______ day of ______________, ____, before me personally appeared __________________ and ___________________ to me known, and known to me to be the members of ______________________________, the partnership mentioned and described in and which executed the foregoing instrument, and the said members duly acknowledged to me that they executed said instrument for and on behalf of and with the authority of the said partnership for the uses and purposes therein mentioned.



                                         ---------------------------------------
                                                      Notary Public


[Corporate Acknowledgment]
STATE OF NEW YORK
COUNTY OF
          -------------------

         On this ______ day of ______________, ____, before me personally came _______________________ and _________________________to me known who, being duly sworn, deposes and says that (t)(s)he(y) is/are ___________________________ and _____________________ of ___________________________, the corporation described in and which executed the above instrument; that (t)(s)he(y) know(s) the seal of the corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and (t)(s)he(y) signed his(her)(their) name(s) by like order.





                                         ---------------------------------------
                                                      Notary Public


[Limited Liability Company or Partnership Acknowledgment]
STATE OF NEW YORK
COUNTY OF
          -------------------

         On this ______ day of ______________, ____, before me personally appeared ___________________________ and _____________________ to me known who, being duly sworn, deposes and says that (t)(s)he(y) is/are the _____________________ and the ______________________ of _______________________,
the limited liability company/partnership described in and which executed the foregoing instrument; that (t)(s)he(y) executed said instrument for and on behalf of and with the authority of the said limited liability company/partnership pursuant to and under the authority given to them under the articles of organization and operating agreement of said company.



                                         ---------------------------------------
                                                      Notary Public

                                      -11

                             SECRETARY'S CERTIFICATE

I, ________________________________________, do hereby certify as follows:

         1. I am the duly elected, qualified and acting Secretary of ________ ____________________, a ____________________________________ corporation (the
"Corporation"), and as such Secretary have the care and custody of the corporate books and records, have personal knowledge of the matters set forth herein, and have authority to make this Certificate for and on behalf of the Corporation.

2. At a special meeting of the directors of the Corporation, called in accordance with the provisions of the By-Laws of the Corporation and held on ________________, _______, or pursuant to the unanimous written consent of the directors of the Corporation dated ________________, _______, as authorized by the By-Laws of the Corporation, the following resolutions were adopted by the unanimous vote or consent of all the directors:

         WHEREAS, the Corporation has a definite, important and direct financial interest in the business of ___________________________________________
         (hereinafter referred to as the "Customer") and the successful operation of Borrower's business is in furtherance of the best interests, welfare and financial advantage of the Corporation; and

         WHEREAS, the Corporation desires to induce Republic National Bank of New York (hereinafter referred to as the "Bank") hereafter to extend credit or other financial accommodations to the Customer upon such terms and conditions as may be required by the Bank.

         IT IS, THEREFORE, RESOLVED, that the Corporation shall grant to the Bank a security interest in property of the Corporation designated by any officer of the Corporation to secure any and all obligations of the Customer to the Bank, whether now existing or hereafter incurred; and

         FURTHER RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized and directed to execute, and the Secretary or any Assistant Secretary of the Corporation is hereby authorized and directed to attest to and to affix the seal of the Corporation to, any security agreements and other instruments or documents related thereto, in the form required by the Bank; and

         FURTHER RESOLVED, that the Corporation shall agree to submit to arbitration and to waive the right of trial by jury with respect to any dispute arising under such security agreement or any related document.

3. I further certify that the foregoing resolutions remain in full force and effect and have not been rescinded or modified in any manner whatsoever and neither their adoption nor their implementation violate the Corporation's certificate of incorporation or by-laws or breach or constitute a default under any agreement or indenture to which the Corporation is a party or by which it is bound.

4. I have examined the stock books, stock transfer books and other records of the Corporation and know by virtue thereof and of my own knowledge that the following (is) (are) the holder(s) of all of the outstanding shares of stock of the Corporation entitled to vote thereon.

         Name(s) of Shareholder(s)        No. of Shares

         _____________________________    ___________________________
         _____________________________    ___________________________
         _____________________________    ___________________________
         _____________________________    ___________________________


IN WITNESS WHEREOF, I have set my hand and the seal of _______________________ ____________________________, at ___________________________________________
this ______________ day of ________________, _____.

[SEAL]

                                         ---------------------------------------
                                                       Secretary

          SHAREHOLDERS' CONSENT TO HYPOTHECATION AND SECURITY AGREEMENT

The undersigned represent and warrant to Republic National Bank of New York (the "Bank") that they are the holders and owners of all of the outstanding shares of _________________________________________________, a ________________________
____________________________ corporation (the "Corporation") (owning the (respective) number(s) of shares set opposite their respective signatures below), and do hereby consent to and approve of the adoption by the Board of Directors of the Corporation of the resolutions described in the foregoing certificate and do further specifically consent to and approve the grant of a security interest by the Corporation in its property to secure any and all of the obligations of ___________________________________ to the Bank, and in
connection therewith, further hereby specifically consent to and approve the execution and delivery, from time to time, by the Corporation to the Bank of security agreements and other documents which shall be required by the Bank to effectuate the purpose of such resolutions.

Dated: _____________________, ______

         Signatures of Stockholders       No. of Shares Owned
         --------------------------       -------------------

         _____________________________    ___________________________
         _____________________________    ___________________________
         _____________________________    ___________________________
         _____________________________    ___________________________



STATE OF NEW YORK          ):ss.:
COUNTY OF NEW YORK         )

On this ______________ day of __________________, _______ before me personally appeared _______________ ___________________________________________ to me known and known to me to be the individuals described in and who executed the foregoing instrument, and they duly acknowledged that they executed the same.


                                         ---------------------------------------
                                                     Notary Public


                             INCUMBENCY CERTIFICATE

         The undersigned, being the duly elected Secretary of ___________________________________________ (the "Corporation"), DOES HEREBY
CERTIFY that:

         1. The officers of the Corporation are as set forth below, and the signature is set opposite the name of each such officer is a genuine specimen of such officer's signature:

        NAME                        SIGNATURE                    OFFICE HELD

_________________________    __________________________          President

_________________________    __________________________          Vice President

_________________________    __________________________          Secretary

_________________________    __________________________          Treasurer

_________________________    __________________________

_________________________    __________________________

         2. The individuals named above constitute all of the officers of the Corporation; each of such individuals indicated as an officer of the Corporation was and is duly elected, qualified and acting as such officer.

IN WITNESS WHEREOF, the undersigned has executed the foregoing instrument this _______________________ day of ______________, ______.

[Corp. Seal]

                                         ---------------------------------------
                                                      Secretary

                                      -13-